EXHIBIT 16.1



Grant Thornton

Accountants and Business Advisors


     April 20, 2005

     U.S. Securities and Exchange Commission
     Office of the Chief Accountant
     450 Fifth Street, NW
     Washington, DC 20549


     Re: Xybernaut Corporation
     File No. 0-15086

     Dear Sir or Madam:

     We have read Item 4.01 of Form 8-K of Xybernaut Corporation dated April 14,2005 and agree with the statements concerning our Firm contained therein.

     Very truly yours,

     /s/ Grant Thornton LLP


Suite 300
2070 Chain Bridge Road
Vienna, VA 22182-2536

T 703.847.7500
F 703.848.9580
W www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International